News Release

Contact: Michael Russell

Investor Relations

Affirmative Insurance Holdings, Inc.
(972) 728-2092

AFFIRMATIVE INSURANCE HOLDINGS, INC. REPORTS RECEIPT OF SUBPOENA FROM ILLINOIS DEPARTMENT OF
INSURANCE

ADDISON, Texas (November 16, 2004) – Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a producer and provider of personal non-standard automobile insurance, today reported its insurance company subsidiaries and one of its agencies have received subpoenas from the Illinois Department of Financial and Professional Regulation, Division of Insurance, requesting documents and seeking information in connection with its industry-wide investigation into producer compensation arrangements. Per published press reports, the subpoenas are consistent with the subpoenas delivered to most other Illinois domestic insurance companies and major insurance brokerage firms.

Affirmative Insurance, in conducting its business with the highest of ethical standards, intends to fully cooperate with the state of Illinois in its investigation. As other states may launch similar investigations into producer compensation arrangements and request information and documents, Affirmative Insurance intends to fully cooperate with those investigations as well.

ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 11 states, including Texas, Illinois, California and Florida.

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FORWARD-LOOKING STATEMENTS DISCLOSURE
Certain information in this news release and other statements or materials are not historical facts but are forward-looking statements relating to such matters as: assumed future results of the Company’s business; financial condition; liquidity; results of operations; plans; and objectives. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the Company’s business, and the other matters referred to above include, but are not limited to: general volatility of the non-standard personal automobile and reinsurance markets; the market price of our common stock; changes in business strategy; severe weather conditions; availability, terms and deployment of capital; the degree and nature of competitor product and pricing activity; changes in the non-standard personal automobile insurance industry, interest rates or the general economy; identification and integration of potential acquisitions; claims experience; availability of qualified personnel; and the loss of one or more members of the Company’s management team.

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